As filed with the Securities and Exchange Commission on December 28, 2022

Registration No. 333-238915

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 4

TO FORM S-1

ON FORM S-3

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

LEXARIA BIOSCIENCE CORP.
(Exact name of registrant as specified in its charter)

Nevada	20-2000871
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)

#100-740 McCurdy Road

Kelowna BC Canada V1X 2P7

(250) 765-6424

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Christopher Bunka

Chief Executive Officer

Lexaria Bioscience Corp.

#100 – 740 McCurdy Road

Kelowna, British Columbia V1X 2P7

(250) 765-6424

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:

Gregory Sichenzia, Esq.

Avital Perlman, Esq.

Sichenzia Ross Ference LLP

1185 Avenue of the Americas, 31st Floor

New York, NY 10036

(212) 930-9700

From time to time after the effective date of this registration statement.

(Approximate date of commencement of proposed sale to the public)

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act (check one):

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided to Section 7(a)(2)(B) of the Securities Act. ☐

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

This Post-Effective Amendment No. 4 to the Registration Statement on Form S-1 (File No. 333- 238915) (as amended by the Post-Effective Amendment No. 3 declared effective on December 23, 2021 and the Post-Effective Amendment No. 2 declared effective on March 3, 2021, the “Registration Statement”) of Lexaria Bioscience Corp. (the “Company”) is being filed pursuant to the undertakings in Item 17 of the Registration Statement to update and supplement the information contained in the Registration Statement as originally declared effective by the U.S. Securities and Exchange Commission (the “SEC”) on June 11, 2020, to (i) include the information contained in the Company’s Annual Report on Form 10-K for the fiscal year ended August 31, 2022 that was filed with the SEC on November 28, 2022, as amended on December 6, 2022, (ii) to update certain other information in the Registration Statement and (iii) convert the Registration Statement on Form S-1 into a registration statement on Form S-3. This Post-Effective Amendment No. 4 is also being filed to deregister an aggregate of 103,225 shares of the Company’s common stock that either have been sold under the Registration Statement, underlie expired warrants, whose holders failed to provide confirmation of ownership or for which the Company otherwise has no obligation to maintain the effectiveness of the Registration Statement. For this reason, this Post-Effective Amendment No. 4 only includes 330,860 shares of the Company’s common stock registered under the Registration Statement.

No additional securities are being registered under this Post-Effective Amendment No. 4. All applicable registration fees were paid at the time of the original filing of the Registration Statement.

i

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. THESE SECURITIES MAY NOT BE SOLD UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PRELIMINARY PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND WE ARE NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

Preliminary Prospectus, Subject to completion, dated December 28, 2022

Lexaria Bioscience Corp.

330,860 Shares of Common Stock

This prospectus relates to the offering and resale by the selling stockholders identified herein of up to 330,860 shares of common stock issued or issuable to such selling stockholders, including 295,550 shares of common stock issuable upon the exercise of outstanding warrants. The selling stockholders acquired their shares of common stock and warrants from us in May 2020 as part of a private placement of common stock and warrants.

We will not receive any proceeds from the sale of shares of common stock by the selling stockholders. Upon the cash exercise of the warrants however, we will receive the exercise price of such warrants, for an aggregate of approximately $3,103,275.

The selling stockholders may sell all or a portion of the shares of common stock beneficially owned by them and offered hereby from time to time directly or through one or more underwriters, broker-dealers or agents. Please see the section entitled “Plan Of Distribution” on page 9 of this prospectus for more information. For a list of the selling stockholders, see the section entitled “Selling Stockholders” on page 3 of this prospectus. We will bear all fees and expenses incident to our obligation to register the shares of common stock.

Our common stock and our tradeable warrants (whose shares of underlying common stock are not being offered for resale herein) are listed on the Nasdaq Capital Market, or “Nasdaq” under the symbols “LEXX” and “LEXXW,” respectively, and commenced trading on Nasdaq on January 12, 2021. Our common stock previously traded on the over-the-counter market and was quoted on the OTCQX market under the symbol “LXRP.” On December 27, 2022, the last reported sale price of our common stock on Nasdaq was $2.32 per share.

We may amend or supplement this prospectus from time to time by filing amendments or supplements as required. You should read the entire prospectus and any amendments or supplements carefully before you make your investment decision.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the common stock offered hereby or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

This prospectus is dated

ii

Unless otherwise stated or the context otherwise requires, the terms “Lexaria” “we,” “us,” “our” and the “Company” refer to Lexaria Bioscience Corp., a Nevada corporation, and its consolidated subsidiaries.

You should rely only on the information contained in this prospectus and any related free writing prospectus that we may provide to you in connection with this offering. We have not, and the underwriters have not, authorized anyone to provide you with additional or different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not, and the underwriters are not, making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus is accurate only as of the date on the front cover of this prospectus, regardless of the time of delivery of this prospectus or of any sale of our securities in this offering. Our business, financial condition, results of operations and prospects may have changed since that date.

iii

PROSPECTUS SUMMARY

Company Overview

Lexaria Bioscience Corp. is a biotechnology company developing the enhancement of the bioavailability of a broad range of fat-soluble active molecules and active pharmaceutical ingredients (“APIs”) using our patented DehydraTECHTM drug delivery technology. DehydraTECH combines lipophilic molecules or APIs with specific long-chain fatty acids and carrier compounds that improve the way they enter the bloodstream, increasing their effectiveness and allowing for lower overall dosing while promoting healthier oral ingestion methods.

DehydraTECH can be used with a wide range of active molecules encompassing fat-soluble vitamins, pain medications, hormones, PDE5 inhibitors, antivirals, nicotine and its analogs, and all cannabinoids. Our technology can be applied to a variety of therapeutic indications, including hypertension and heart disease, dementia, SARS-CoV-2/COVID-19 and HIV/AIDS. DehydraTECH can be implemented in a multitude of ingestible or topically administered product formats including foods, beverages, oral suspensions, tablets, capsules, creams, lotions, and skin patches. It is suitable for use with a variety of product formats including pharmaceuticals, nutraceuticals, over-the-counter and consumer packaged goods.

DehydraTECH is a technology incorporated into the formulation and manufacturing process of new or existing orally ingestible and topical products. The procedure involves fusing the active ingredient as a delivery “payload” together with certain fatty acids and infusing the mixture into a substrate material. Using controlled dehydration synthesis, it combines the payload and fatty acids together at a molecular level. The newly combined molecules are then integrated into production of the end-product using any number of dosage formats. From foods and beverages to cosmetics and nutraceuticals, this technology extends across many product categories beyond the primary pharmaceutical focus of the Company. DehydraTECH formulations have been found to reduce the need for unwanted sweeteners or chemical masking agents used for flavor and odor blocking allowing manufacturers to create low-sugar products with fewer calories and artificial sweeteners.

The Company has developed a variety of demonstration products since 2015 exhibiting the potential uses for DehydraTECH to both consumers and potential licensees. These products included hot chocolate, coffee, seven flavors of teas, two flavors of protein energy bars, powder filled capsules and mix-and-serve powders. All utilized DehydraTECH for a more palatable and efficient delivery of bioactive molecules. The Company gained extensive experience from the formulation and production of these products that enables us to provide expert advice to our licensees with the integration of DehydraTECH in their products.

Lexaria does not intend to create or produce consumer products. A part of our business plan is to encourage new and existing participants to license and utilize DehydraTECH to enable enhanced performance of their products. These products cross a wide range of lipophilic bioactive molecules including CBD with additional molecules of interest continually being evaluated.

Available Information

Lexaria’s common stock is quoted on the Nasdaq under the symbol “LEXX” and warrants are quoted under LEXXW. We file annual, quarterly, and current reports, proxy statements and other information with the U.S. Securities Exchange Commission (the “SEC”). These filings are available to the public on the internet at the SEC’s website at http://www.sec.gov. Lexaria Bioscience Corp. is a British Columbia based reporting issuer in Canada and as such, we are required to file certain information and documents at www.sedar.com

Our corporate website is www.lexariabioscience.com. This website address is not intended to function as a hyperlink and the information contained on our website is not intended to be a part of this Report. We make available free of charge on https://www.lexariabioscience.com/investors/regulatory-filings/ our annual, quarterly, and current reports, and amendments to those reports if any, as soon as reasonably practical after we electronically file such material with, or furnish it to, the SEC. Further details on our research programs are provided in our 2021 and 2022 Form 10-K filings. We may, from time to time, provide important disclosures to investors by posting them in the Investor Relations section of our website.

The address of our principal executive office and research laboratory is #100–740 McCurdy Road, Kelowna, British Columbia, Canada V1X 2P7. We maintain our registered agent’s office and our U.S. business office at Nevada Agency and Transfer Company, 50 West Liberty, Suite 880, Reno, Nevada 89501. Our telephone number is (755) 322-0626.

1

RISK FACTORS

An investment in our common stock involves a high degree of risk. You should carefully consider the risks set forth under the section captioned “Risk Factors” contained in our Annual Report on Form 10-K for the year ended August 31, 2022, which is incorporated by reference into this prospectus, and in the other reports that we file with the SEC and incorporate by reference into this prospectus, before deciding to invest in our common stock. The risks and uncertainties we have described are not the only ones we face.

If any of the events described in these risk factors actually occurs, or if additional risks and uncertainties that are not presently known to us or that we currently deem immaterial later materialize, then our business, prospects, results of operations and financial condition could be materially adversely affected. In that event, the trading price of our securities could decline, and you may lose all or part of your investment in our securities. The risks discussed include forward-looking statements, and our actual results may differ substantially from those discussed in these forward-looking statements. See “Cautionary Note Regarding Forward-Looking Statements.”

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

Certain information set forth in this prospectus may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, that are intended to be covered by the “safe harbor” created by those sections. Forward-looking statements, which are based on certain assumptions and describe our future plans, strategies and expectations, can generally be identified by the use of forward-looking terms such as “believe,” “expect,” “may,” “will,” “should,” “could,” “would,” “seek,” “intend,” “plan,” “goal,” “project,” “estimate,” “anticipate” “strategy,” “future,” “likely” or other comparable terms and references to future periods. All statements other than statements of historical facts included in this prospectus regarding our strategies, prospects, financial condition, operations, costs, plans and objectives are forward-looking statements. Examples of forward-looking statements include, among others, statements we make regarding the status, progress and results of our research programs; our ability to obtain regulatory approvals for, and the level of market opportunity for, our product candidates; our business plans, strategies and objectives, including plans to pursue collaboration, licensing or other similar arrangements or transactions; our expectations regarding our liquidity and performance, including our expense levels, sources of capital and ability to maintain our operations as a going concern; the competitive landscape of our industry; and general market, economic and political conditions.

Forward-looking statements are neither historical facts nor assurances of future performance. Instead, they are based only on our current beliefs, expectations and assumptions regarding the future of our business, future plans and strategies, projections, anticipated events and trends, the economy and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of our control. Our actual results and financial condition may differ materially from those indicated in the forward-looking statements. Therefore, you should not rely on any of these forward-looking statements.

Any forward-looking statement made by us in this prospectus is based only on information currently available to us and speaks only as of the date on which it is made. We undertake no obligation to publicly update any forward-looking statement, whether written or oral that may be made from time to time, whether as a result of new information, future developments or otherwise, except as may be required under applicable law. We anticipate that subsequent events and developments will cause our views to change. You should read this prospectus and the documents filed as exhibits to the registration statement, of which this prospectus is a part, completely and with the understanding that our actual future results may be materially different from what we expect. Our forward-looking statements do not reflect the potential impact of any future acquisitions, merger, dispositions, joint ventures or investments we may undertake. We qualify all of our forward-looking statements by these cautionary statements.

2

USE OF PROCEEDS

This prospectus relates to shares of our common stock that may be offered and sold from time to time by the selling stockholders. We will not receive any of the proceeds resulting from the sale of common stock by the selling stockholders. However, we will receive gross proceeds of up to $3,103,275 from the cash exercise of the warrants by the selling stockholders, if any. We intend to use such proceeds for working capital and general corporate purposes. There is no assurance any of the warrants will be exercised.

SELLING STOCKHOLDERS

The shares of common stock being offered by the selling stockholders are those previously issued to the selling stockholders, and those issuable to the selling stockholders, upon the exercise of certain warrants.  We are registering the shares of common stock in order to permit the selling stockholders to offer the shares for resale from time to time. Except for the ownership of the shares of common stock and the warrants or in the footnotes to the table below, the selling stockholders have not had any material relationship with us within the past three years.

The table below lists the selling stockholders and other information regarding the beneficial ownership of the shares of common stock by each of the selling stockholders, to the best of the Company’s knowledge. The second column lists the number of shares of common stock beneficially owned by each selling stockholder, based on its ownership of the shares of common stock and warrants, as of December 28, 2022, assuming exercise of the warrants held by the selling stockholders on that date, without regard to any limitations on exercises.

The third column lists the shares of common stock being offered by this prospectus by the selling stockholders.

This prospectus generally covers the resale of the sum of (i) the number of shares of common stock issued to the selling stockholders pursuant to securities purchase agreements and (ii) the maximum number of shares of common stock issuable upon exercise of the related warrants, determined as if such outstanding warrants were exercised in full as of the trading day immediately preceding the date this registration statement was initially filed with the SEC, each as of the trading day immediately preceding the applicable date of determination and all subject to adjustment as provided in the registration right agreement, without regard to any limitations on the exercise of the warrants. The fourth column assumes the sale of all of the shares offered by the selling stockholders pursuant to this prospectus.

3

Under the terms of the warrants issued in May 2020, a selling stockholder may not exercise the warrants to the extent such exercise would cause such selling stockholder, together with its affiliates and attribution parties, to beneficially own a number of shares of common stock which would exceed 4.99% of our then outstanding common stock following such exercise, excluding for purposes of such determination shares of common stock issuable upon exercise of the warrants which have not been exercised. The number of shares in the second column does not reflect this limitation. The selling stockholders may sell all, some or none of their shares in this offering. See “Plan of Distribution.

Name of Selling Stockholder	Number of Shares of Common Stock Owned Prior to Offering		Maximum Number of Shares of Common Stock to be Sold Pursuant to this Prospectus		Number of Shares of Common Stock Owned After Offering		Percentage of Common Stock Owned After the Offering
Empery Asset Master, Ltd. (1)	105,387	(2)	23,320	(3)	82,067	(4)	1.36%
Empery Tax Efficient, LP (5)	21,577	(6)	6,699	(7)	14,878	(8)	*
Empery Tax Efficient III, LP (9)	35,485	(10)	6,215	(11)	29,270	(12)	*
CVI Investments, Inc. (13)	16,667	(14)	16,667	(14)	-		-
Anson Investments Master Fund LP (15)	33,334	(16)	33,334	(17)	-		-
Richard Molinsky (19)	5,000	(20)	5,000	(20)	-		-
Scott A. Sampson Trust #2 (21)	43,479	(22)	43,479	(22)	-		-
Brio Capital Master Fund, Ltd. (23)	16,667	(24)	16,667	(24)	-		-
L1 Capital Global Opportunities Master Fund (27)	159,001	(28)	33,334	(29)	125,667	(30)	2.1%
Intracoastal Capital, LLC (31)	63,413	(32)	10,870	(33)	52,543	(34)	*
Iroquois Capital Investment Group LLC (35)	42,029	(36)	42,029	(36)	-		-
Proactive Capital Partners, L.P. (37)	7,932	(38)	7,932	(38)	-		-
Gregory Castaldo (39)	16,667	(40)	16,667	(40)	-		-
Newtown Road 130 Holdings LLC (41)	10,000	(42)	10,000	(42)	-		-
Michael A. Silverman (43)	3,334	(44)	3,334	(44)	-		-
The Special Equities Opportunity Fund LLC+ (45)	16,667	(46)	16,667	(46)	-		-
C.A.B. Financial Services Ltd. (47)	628,956	(48)	13,333	(49)	615,623	(50)	10.18%
Jack Ross (51)	2,499	(52)	1,667	(52)	832	(52)	*
Kristin Hamilton (53)	52,667	(54)	5,167	(55)	47,500	(56)	*
Keith Spinelli (57)	8,334	(58)	8,334	(58)	-		-
Susan Baxter (59)	65,723	(60)	10,145	(61)	55,578	(62)	*

*	Denotes less than 1%.

+

Referenced selling stockholder is affiliated with The Special Equities Group, LLC a division of Bradley Woods & Co. Ltd., 150 E.58th St., 28th Floor, New York, NY 10155, a registered broker dealer, and the placement agent for the May 2020 private placement. The address of such selling stockholder is c/o The Special Equities Group, LLC a division of Bradley Woods & Co. Ltd., 150 E.58th St., 28th Floor, New York, NY 10155.

4

(1)

Empery Asset Management LP, the authorized agent of Empery Asset Master Ltd. (“EAM”), has discretionary authority to vote and dispose of the securities held by EAM and may be deemed to be the beneficial owner of these securities. Martin Hoe and Ryan Lane, in their capacity as investment managers of Empery Asset Management LP, may also be deemed to have investment discretion and voting power over the securities held by EAM. EAM, Mr. Hoe and Mr. Lane each disclaim any beneficial ownership of these securities. The business address for each of EAM, Empery Asset Management LP and Messrs. Hoe and Lane is c/o Empery Asset Management, LP, 1 Rockefeller Plaza, Suite 1205, New York, NY 10020.

(2)	Represents 105,387 shares of common stock issuable upon exercise of warrants.

(3)	Represents 23,320 shares of common stock issuable upon exercise of warrants.

(4)	Represents 82,067 shares of common stock issuable upon exercise of warrants

(5)

Empery Asset Management LP, the authorized agent of Empery Tax Efficient, LP (“ETE”), has discretionary authority to vote and dispose of the securities held by ETE and may be deemed to be the beneficial owner of these securities. Martin Hoe and Ryan Lane, in their capacity as investment managers of Empery Asset Management LP, may also be deemed to have investment discretion and voting power over the securities held by ETE. ETE, Mr. Hoe and Mr. Lane each disclaim any beneficial ownership of these securities. The business address for each of ETE, Empery Asset Management LP and Messrs. Hoe and Lane is c/o Empery Asset Management, LP, 1 Rockefeller Plaza, Suite 1205, New York, NY 10020.

(6)	Represents 21,577 shares of common stock issuable upon exercise of warrants.

(7)	Represents 6,699 shares of common stock issuable upon exercise of warrants.

(8)	Represents 14,878 shares of common stock issuable upon exercise of warrants.

(9)

Empery Asset Management LP, the authorized agent of Empery Tax Efficient III, LP (“ETE III”), has discretionary authority to vote and dispose of the securities held by ETE III and may be deemed to be the beneficial owner of these shares. Martin Hoe and Ryan Lane, in their capacity as investment managers of Empery Asset Management LP, may also be deemed to have investment discretion and voting power over the securities held by ETE III. ETE III, Mr. Hoe and Mr. Lane each disclaim any beneficial ownership of these securities. The business address for each of ETE III, Empery Asset Management LP and Messrs. Hoe and Lane is c/o Empery Asset Management, LP, 1 Rockefeller Plaza, Suite 1205, New York, NY 10020.

5

(10)	Represents 35,485 shares of common stock issuable upon exercise of warrants.

(11)	Represents 6,215 shares of common stock issuable upon exercise of warrants.

(12)	Represents 29,270 shares of common stock issuable upon exercise of warrants.

(13)

Heights Capital Management, Inc., the authorized agent of CVI Investments, Inc. (“CVI”), has discretionary authority to vote and dispose of the shares held by CVI and may be deemed to be the beneficial owner of these shares. Martin Kobinger, in his capacity as Investment Manager of Heights Capital Management, Inc., may also be deemed to have investment discretion and voting power over the shares held by CVI. Mr. Kobinger disclaims any such beneficial ownership of the shares. CVI is affiliated with one or more FINRA members, none of whom are currently expected to participate in this offering.

(14)	Represents 16,667 shares of common stock issuable upon exercise of warrants.

(15)

Anson Advisors Inc and Anson Funds Management LP, the Co-Investment Advisers of Anson Investments Master Fund LP (“Anson”), hold voting and dispositive power over the Common Shares held by Anson. Bruce Winson is the managing member of Anson Management GP LLC, which is the general partner of Anson Funds Management LP. Moez Kassam and Amin Nathoo are directors of Anson Advisors Inc. Mr. Winson, Mr. Kassam and Mr. Nathoo each disclaim beneficial ownership of these Common Shares except to the extent of their pecuniary interest therein. The principal business address of Anson is Maples Corporate Services Limited, PO Box 309, Ugland House, Grand Cayman, KY1-1104, Cayman Islands.

(16)	Represents 33,334 shares of common stock issuable upon exercise of warrants.

(17)	Represents 33,334 shares of common stock issuable upon exercise of warrants.

(18)	Reserved.

(19)	The address for Richard Molinsky is 329 Chestnut Hill Road, Unit 2, Norwalk, CT 06851.

(20)	Represents 5,000 shares of common stock issuable upon exercise of warrants.

(21)	The address of Scott A. Sampson Trust #2 is 6938A N. Santa Monica Blvd. Fox Point, WI 53217. Ann Mandelman has voting and dispositive power over the securities held by Scott A. Sampson Trust #2.

(22)	Represents (i) 21,739 shares of common stock and (ii) 21,740 shares of common stock issuable upon exercise of warrants.

(23)

The address of Brio Capital Master Fund Ltd is 100 Merrick Road, Suite 401W, Rockville Centre, NY 11570-4800. Shaye Hirsch, Director of Brio Capital Master Fund Ltd, may be deemed to have voting and investment power over these securities.

(24)	Represents 16,667 shares of common stock issuable upon exercise of warrants.

(25)	Reserved.

(26)	Reserved.

(27)

The address of L1 Capital Global Opportunities Master Fund, or L1, is 161A Shedden Road, 1 Artillery Court, PO Box 10085, Grand Cayman KY1-1001. Cayman Islands. David Feldman has voting and dispositive power over the securities held by L1.

6

(28)	Represents 159,001 shares of common stock issuable upon exercise of warrants.

(29)	Represents 33,334 shares of common stock issuable upon exercise of warrants.

(30)	Represents 125,667 shares of common stock issuable upon exercise of warrants.

(31)

The address for Intracoastal Capital LLC is 245 Palm Trail, Delray Beach, FL 33483. Mitchell P. Kopin (“Mr. Kopin”) and Daniel B. Asher (“Mr. Asher”), each of whom are managers of Intracoastal Capital LLC (“Intracoastal”), have shared voting control and investment discretion over the securities reported herein that are held by Intracoastal. As a result, each of Mr. Kopin and Mr. Asher may be deemed to have beneficial ownership (as determined under Section 13(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) of the securities reported herein that are held by Intracoastal.

(32)	Represents 63,413 shares of common stock issuable upon exercise of warrants.

(33)	Represents 10,870 shares of common stock issuable upon exercise of warrants.

(34)	Represents 52,543 shares of common stock issuable upon exercise of warrants.

(35)

The address of Iroquois Capital Investment Group LLC is 2 Overhill Road, Suite 400, Scarsdale, NY 10583. Iroquois Capital Management LLC has voting and dispositive power over the securities reported herein.

(36)	Represents 42,029 shares of common stock issuable upon exercise of warrants.

(37)

The address of Proactive Capital Partners, LP is 150 East 58th Street, 20th Floor, New York, NY 10155. Jeffrey Ramson, Manager of Proactive Capital Partners, LP, may be deemed to have voting and investment power over these securities.

(38)	Represents 7,932 shares of common stock issuable upon exercise of warrants.

(39)	The address of Gregory Castaldo is 3776 Steven James Drive, Garnet Valley, PA 19060.

(40)	Represents 16,667 shares of common stock issuable upon exercise of warrants.

(41)

The address of Newtown Road 130 Holdings LLC is c/o Bender Lane Advisory, 4 Tower Place, Suite 1001, Albany, NY. John P. Gutfreund, Manager of Newtown Road 130 Holdings LLC, may be deemed to have voting and investment power over these securities.

(42)	Represents 10,000 shares of common stock issuable upon exercise of warrants.

(43)	The address of Michael A. Silverman is c/o Katalyst Securities LLC, 630 Third Avenue, 5th Floor, New York, NY 10017.

(44)	Represents 3,334 shares of common stock issuable upon exercise of warrants.

(45)

The address of The Special Equities Opportunity Fund LLC is 135 Sycamore Drive, Roslyn, NY 11576. Jonathan Schechter and Joseph Reda have shared voting and dispositive power over the securities held by The Special Equities Opportunity Fund LLC. The Special Equities Opportunity Fund LLC is an affiliate of the placement agent for our May 2020 offering. The securities registered for resale herein were purchased in the May 2020 offering and were not issued as compensation for services.

7

(46)	Represents 16,667 shares of common stock issuable upon exercise of warrants.

(47)

The address of C.A.B. Financial Services Ltd. is #100 – 740 McCurdy Road, Kelowna, British Columbia V1X 2P7. Christopher Bunka, our Chief Executive Officer, has voting and investment power over these securities.

(48)

Represents (i) 6,667 shares of common stock issuable upon exercise of warrants held in the name of C.A.B. Financial Services, (ii) 254,412 shares held in the name of C.A.B. Financial Services, (iii) 273,543 shares held directly by Christopher Bunka and (iv) options to purchase an aggregate of 94,334 shares held in the name of Christopher Bunka.

(49)	Represents (i) 6,666 shares of common stock and (ii) 6,667 shares of common stock issuable upon exercise of warrants.

(50)

Represents (i) 247,746 shares held in the name of C.A.B. Financial Services, (ii) 273,543 shares held directly by Christopher Bunka and (iii) options to purchase an aggregate of 94,334 shares held in the name of Christopher Bunka.

(51)	The address of Jack Ross is #410-14100 Riverport Way, Richmond, BC V6W 1M3.

(52)

Represents (i) 1,665 shares of common stock and (ii) 834 shares of common stock issuable upon exercise of warrants of which 834 shares of common stock and 834 shares of common stock issuable upon exercise of warrants are being offered for sale with the selling stockholder holding 832 shares after the offering.

(53)	The address of Kristin Hamilton is 1708 Dolphin Avenue, #406 Suite 907. Ms. Hamilton is the Company’s Office Manager.

(54)

Represents (i) 1,000 shares of common stock held by PI Financial Corp ITF Kristin Hamilton, (ii) 4,167 shares of common stock issuable upon exercise of warrants and (iii) options to purchase an aggregate of 47,500 shares.

(55)	Represents (i) 1,000 shares of common stock held by PI Financial Corp ITF Kristin Hamilton and (ii) 4,167 shares of common stock issuable upon exercise of warrants.

(56)	Represents options to purchase an aggregate of 47,500 shares.

(57)	The address of Keith Spinelli is 909 Berkshire Drive, Westbury, NY 11590.

(58)	Represents 8,334 shares of common stock issuable upon exercise of warrants.

(59)	The address of Susan Baxter is 37H King’s Gate, Aberdeen, AB15 4EL, U.K.

(60)	Represents (i) 60,650 shares of common stock and (ii) 5,073 shares of common stock issuable upon exercise of warrants.

(61)	Represents (i) 5,072 shares of common stock and (ii) represents 5,073 shares of common stock issuable upon exercise of warrants.

(62)	Represents 55,578 shares of common stock.

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PLAN OF DISTRIBUTION

Each selling stockholder and any of their pledgees, assignees and successors-in-interest may, from time to time, sell any or all of their securities covered hereby on the principal trading market or any other U.S. stock exchange, market or trading facility on which the securities are traded or in private transactions. These sales may be at fixed or negotiated prices. A selling stockholder may use any one or more of the following methods when selling securities:

•	ordinary brokerage transactions and transactions in which the broker‑dealer solicits purchasers;

•	block trades in which the broker‑dealer will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker‑dealer a principal and resale by the broker‑dealer for its account;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•	privately negotiated transactions;

•	settlement of short sales;

•	in transactions through broker‑dealers that agree with the selling stockholders to sell a specified number of such securities at a stipulated price per security;

•	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

•	a combination of any such methods of sale; or

•	any other method permitted pursuant to applicable law.

The selling stockholders may also sell securities under Rule 144 or any other exemption from registration under the Securities Act of 1933, if available, rather than under this prospectus.

 LEGAL MATTERS

The validity of the common stock offered hereby has been passed upon for us by Sichenzia Ross Ference LLP, New York, New York.

EXPERTS

The consolidated balance sheets of Lexaria Bioscience Corp. as of August 31, 2022, and 2021, and the related consolidated statements of operations, stockholders’ equity, and cash flows for each of the years then ended, have been audited by Davidson & Company LLP, independent registered public accounting firm, as stated in their report which is incorporated by reference herein. Such financial statements have been incorporated by reference herein in reliance on the report of such firm given upon their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a Registration Statement on Form S-3 under the Securities Act to register the common stock offered by this prospectus. The term “registration statement” means the original registration statement and any and all amendments thereto, including the schedules and exhibits to the original registration statement or any amendment. This prospectus is part of that registration statement. This prospectus does not contain all of the information set forth in the registration statement or the exhibits to the registration statement. For further information with respect to us and the common stock being offered pursuant to this prospectus, you should refer to the registration statement and its exhibits. Statements contained in this prospectus as to the contents of any contract, agreement or other document referred to are not necessarily complete, and you should refer to the copy of that contract or other documents filed as an exhibit to the registration statement.

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We file annual reports, quarterly reports, current reports, proxy statements and other information with the SEC under the Exchange Act. You can read our SEC filings, including the registration statement, at the SEC’s website at www.sec.gov.

You may read and copy this information at the SEC’s Public Reference Room at 100 F Street, N.E., Washington D.C. 20549, at prescribed rates. You may obtain information regarding the operation of the public reference room by calling the SEC at 1-800-SEC-0330.

The SEC also maintains a website (http://www.sec.gov) that contains reports, proxy and information statements and other information regarding issuers that file electronically with the SEC.

Our website can be accessed at lexariabioscience.com. The information contained on, or that may be obtained from, our website is not, and shall not be deemed to be, a part of this prospectus.

The representations, warranties and covenants made by us in any agreement that is filed as an exhibit to the registration statement of which this prospectus is a part were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were made as of an earlier date. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.

This prospectus includes statistical and other industry and market data that we obtained from industry publications and research, surveys and studies conducted by third parties. Industry publications and third-party research, surveys and studies generally indicate that they have gathered their information from sources they believe to be reliable, although they do not guarantee the accuracy or completeness of such information. While we believe that these industry publications and third-party research, surveys and studies are reliable, we have not independently verified such data.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” information from other documents that we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus. Information in this prospectus supersedes information incorporated by reference that we filed with the SEC prior to the date of this prospectus.

We incorporate by reference into this prospectus and the registration statement of which this prospectus is a part the information or documents listed below that we have filed with the SEC:

•	our Annual Report on Form 10-K and 10-K/A for the fiscal year ended August 31, 2022 (filed with the SEC on November 28, 2022, and December 6, 2022, respectively);
•	our Current Reports on Form 8-K filed with the SEC on November 28, 2022, and November 30, 2022;
•	the description of our common stock included in our Form 8-A12B filed with the SEC on January 11, 2021; and
•

all reports and other documents subsequently filed by us pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this prospectus and prior to the termination of this offering.

We also incorporate by reference any future filings (other than current reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits filed on such form that are related to such items unless such Form 8-K expressly provides to the contrary) made with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, including those made on or after the date of the initial filing of the registration statement of which this prospectus is a part and prior to effectiveness of such registration statement, until we file a post-effective amendment that indicates the termination of the offering of the Securities made by this prospectus and will become a part of this prospectus from the date that such documents are filed with the SEC. Information in such future filings updates and supplements the information provided in this prospectus. Any statements in any such future filings will automatically be deemed to modify and supersede any information in any document we previously filed with the SEC that is incorporated or deemed to be incorporated herein by reference to the extent that statements in the later filed document modify or replace such earlier statements.

We will furnish without charge to you, on written or oral request, a copy of any or all of the documents incorporated by reference, including exhibits to these documents. You should direct any requests for documents to Lexaria Bioscience Corp., #100–740 McCurdy Road, Kelowna, British Columbia, Canada V1X 2P7, Telephone: (250) 765-6424. Copies of the above reports may also be accessed from our website at www.lexariabioscience.com. We have authorized no one to provide you with any information that differs from that contained in this prospectus. Accordingly, you should not rely on any information that is not contained in this prospectus. You should not assume that the information in this prospectus is accurate as of any date other than the date of the front cover of this prospectus.

Any statement contained in a document incorporated or deemed to be incorporated by reference in this prospectus will be deemed modified, superseded or replaced for purposes of this prospectus to the extent that a statement contained in this prospectus modifies, supersedes or replaces such statement.

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PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

The following is a statement of approximate expenses to be incurred by Lexaria Bioscience Corp. in connection with the distribution of the securities registered under this registration statement. All amounts shown are estimates except for the SEC registration fee.

SEC registration fee	$847.48	*
Accounting fees and expenses	$2,500
Legal fees and expenses	$12,500
Miscellaneous	$1,000
Total	$16,847.48

* Previously paid  connection with the Registration Statement originally declared effective by the SEC on June 11, 2020.

Item 15. Indemnification of Directors and Officers.

The NRS empower us to indemnify our directors and officers against expenses relating to certain actions, suits or proceedings as provided for therein. In order for such indemnification to be available, the applicable director or officer must not have acted in a manner that constituted a breach of his or her fiduciary duties and involved intentional misconduct, fraud or a knowing violation of law, or must have acted in good faith and reasonably believed that his or her conduct was in, or not opposed to, our best interests. In the event of a criminal action, the applicable director or officer must not have had reasonable cause to believe his or her conduct was unlawful.

Pursuant to our articles, we may indemnify each of our present and future directors, officers, employees or agents who becomes a party or is threatened to be made a party to any suit or proceeding, whether pending, completed or merely threatened, and whether said suit or proceeding is civil, criminal, administrative, investigative, or otherwise, except an action by or in the right of the Company, by reason of the fact that he is or was a director, officer, employee, or agent of the Company, or is or was serving at the request of the Company as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise, against expenses, including, but not limited to, attorneys’ fees, judgments, fines, and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suit, proceeding or settlement, provided such person acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interest of the Company, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

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The expenses of directors, officers, employees or agents of the Company incurred in defending a civil or criminal action, suit, or proceeding may be paid by the Company as they are incurred and in advance of the final disposition of the action, suit, or proceeding, if and only if the director, officer, employee or agent undertakes to repay said expenses to the Company if it is ultimately determined by a court of competent jurisdiction, after exhaustion of all appeals therefrom, that he is not entitled to be indemnified by the corporation.

No indemnification shall be applied, and any advancement of expenses to or on behalf of any director, officer, employee or agent must be returned to the Company, if a final adjudication establishes that the person’s acts or omissions involved a breach of any fiduciary duties, where applicable, intentional misconduct, fraud or a knowing violation of the law which was material to the cause of action.

The NRS further provides that a corporation may purchase and maintain insurance or make other financial arrangements on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise for any liability asserted against him and liability and expenses incurred by him in his capacity as a director, officer, employee or agent, or arising out of his status as such, whether or not the corporation has the authority to indemnify him against such liability and expenses. We have secured a directors’ and officers’ liability insurance policy. We expect that we will continue to maintain such a policy.

Disclosure of Commission Position on Indemnification for Securities Act Liabilities

Insofar as indemnification for liabilities under the Securities Act may be permitted to officers, directors or persons controlling the Company pursuant to the foregoing provisions, the Company has been informed that is it is the opinion of the SEC that such indemnification is against public policy as expressed in such Securities Act and is, therefore, unenforceable.

Item 16. Exhibits and Financial Statement Schedules.

Exhibit Number	Description
5.1	Legal Opinion of Sichenzia Ross Ference LLP Legal Opinion of Sichenzia Ross Ference LLP (previously filed)
23.1	Consent of Davidson & Company LLP
23.2	Consent of Sichenzia Ross Ference LLP (Included in Exhibit 5.1)
24.1	Power of Attorney (Included in the signature page to our Registration Statement on Form S-1 filed June 3, 2020)

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Item 17. Undertakings.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described under Item 15 or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification by it is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities, other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding, is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

(a)	The undersigned registrant hereby undertakes:

1. To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

i. To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

ii. To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of a prospectus filed with the SEC pursuant to Rule 424(b) under the Securities Act if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement); and

iii. To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 (the “Exchange Act”) that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

2. That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)

The undersigned registrant hereby undertakes that, for the purpose of determining liability under the Securities Act of 1933 to any purchaser if the registrant is relying on Rule 430B: (A) each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and (B) each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

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(c)

The undersigned registrant hereby undertakes that, for the purpose of determining liability under the Securities Act of 1933 to any purchaser: if the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(d)

The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Kelowna, British Columbia, on this 28th day of December 2022.

LEXARA BIOSCIENCE CORP.

/s/ Christopher Bunka
Christopher Bunka
Chief Executive Officer and Chairman
(Principal Executive Officer)

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature:	Capacity:	Date:
/s/ Christopher Bunka	Chief Executive Officer and Chairman	December 28, 2022
Christopher Bunka	(Principal Executive Officer)

/s/ John Docherty*	President and Director	December 28, 2022
John Docherty

/s/ Gregory Downey	Chief Financial Officer	December 28, 2022
Gregory Downy CPA, CMA

/s/ Nicholas Baxter*	Director	December 28, 2022
Nicholas Baxter

/s/ Ted McKechnie*	Director	December 28, 2022
Ted McKechnie

* By: /s/ Christopher Bunka	Attorney in fact	December 28, 2022
Christopher Bunka

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